SECURED PROMISSORY NOTE

U.S. $4,484,077.00	Dallas, Texas	December 19, 2006

FOR VALUE RECEIVED, BUFFINGTON HIDDEN LAKES, LTD., a Texas limited partnership (“Borrower”) hereby makes and issues this Secured Promissory Note (this “Note”), and promises to pay to the order of UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”) the principal sum of U.S. Four Million Four Hundred Eighty-Four Thousand Seventy-Seven and NO/100 ($4,484,077.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder. The parties hereto hereby agree to the terms and conditions of this Note, as further set forth below. The General Partner is executing this Note on its own behalf for certain limited purposes described on the signature page to this Note.

1. Certain Definitions. Certain capitalized terms which are defined in the text of this Note shall have the respective meanings given to such terms herein. In addition, the following capitalized terms shall have the following meanings:

(a) “Accrued Interest Payments” shall mean payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein.

(b) “Base Rate” shall mean the lesser of (i) fifteen percent (15%) per annum, or (ii) the Highest Lawful Rate.

(c) “Commitment” shall mean an aggregate amount of U.S. Four Million Four Hundred Eighty-Four Thousand Seventy-Seven and NO/100 ($4,484,077.00).

(d) “Commitment Advance” shall mean the advance of the Commitment made to Borrower at the closing of this Note in accordance with the provisions hereof.

(e) “Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum, or (ii) the Highest Lawful Rate.

(f) “Effective Date” shall mean December 19, 2006.

(g) “Event of Default” shall have the meaning given to such term in Section 9 of this Note.

(h) “General Partner” shall mean Buffington Hidden Lakes GP, Inc., a Texas corporation and the general partner of Borrower.

(i) “Guaranty” shall mean that certain Continuing Unconditional Guaranty to be executed by the General Partner in favor of Lender dated as of the Effective Date,

guaranteeing the prompt payment and performance of Borrower’s obligations under this Note.

(j) “Highest Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

(k) “Interest Reserve” shall mean an aggregate of up to $400,000.00 to be advanced by Lender hereunder and to be applied against Accrued Interest Payments, subject to the provisions of Section 4(c) of this Note.

(l) “Interest Reserve Advance” means an advance under this Note in the amount of an Accrued Interest Payment pursuant to Section 4(c) of this Note.

(m) “LEN-BUF LP” shall mean LEN-BUF / HiddenLake 2 - JV, Ltd., a Texas limited partnership, in which Borrower owns a 49.50% limited partnership interest and in which the General Partner owns a 0.50% general partnership interest.

(n) “Loan Documents” shall mean this Note, the Pledge Agreement, the Guaranty and all other documents, certificates, instruments, and agreements executed, entered into or delivered by Borrower, the General Partner or any of their respective affiliates in connection with this Note, as each such document may be amended from time to time.

(o) “Maturity Date” means June 30, 2010.

(p) “Partnership Agreement” means the Agreement of Limited Partnership for LEN-BUF / HiddenLake 2 - JV, Ltd., as it may be amended from time to time.

(q) “Pledge Agreement” shall mean that certain Pledge Agreement executed by Borrower in favor of Lender dated as of the Effective Date, pursuant to which Borrower pledges its limited partnership interest in LEN-BUF LP to Lender as security for the prompt payment and performance of Borrower’s obligations to Lender under this Note, as such agreement may be amended from time to time.

(r) “Property” shall mean each real property now owned or hereinafter acquired by LEN-BUF LP, and “Properties” shall mean, collectively, all real properties now owned or hereinafter acquired by LEN-BUF LP.

2. Loan Expenses; Fees.

(a) Loan Expenses. No fees shall be due by Borrower in connection with the origination and closing of the Loan. Lender shall bear the costs incurred in connection with the drafting, negotiation and closing of this Note and the other Loan Documents. Thereafter, Borrower shall pay Lender, the full amount of all fees and expenses incurred by Lender (collectively, the “Loan Expenses”) in connection with the loan made pursuant to this Note and the preparation of the Note and the other Loan Documents, including, without limitation, attorneys fees, accountants fees, closing costs, due diligence costs and expenses, recording fees, courier and delivery fees, document preparation fees, wire transfer and bank fees, title company fees, and all other fees and costs incurred by Lender up to but not exceeding the aggregate sum of $5,000.00 annually (the “Annual Cap”); provided, however, that the Annual Cap on Loan Expenses shall not apply (i) upon the occurrence and during the continuance of any Event of Default, including, without limitation, to costs and expenses incurred in connection with collection efforts or any workout or restructure of this Note and the transactions contemplated hereby, and (ii) to costs incurred in connection with any audit permitted by Section 9(l) of this Note.

(b) Usury Savings Clause Applies. Borrower and Lender agree that Lender has provided, and shall provide, separate and distinct consideration for the fees described in Section 2(a) above or that such expenses represent bona fide expenses incurred by Lender, and that such fees are not intended to be characterized as interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in the Loan Documents to the contrary, if any fees charged hereunder are determined to constitutes interest and such fees, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful Rate, then Sections 4(b) and 11 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

(c) Assignment. All Loan Expenses are assignable by the payee to any affiliate or third party.

3. Face Amount of Note; Commitment Advance; Borrowing Procedures; etc.

(a) Funding. At the closing, it is anticipated that Lender will fund $950,000.00 of the Commitment. Accordingly, after the closing, (i) 3,534,077.00 of the Commitment will remain available for future Commitment Advances, and (ii) the Interest Reserve ($400,000.00) will be available to fund Accrued Interest Payments pursuant to Section 4(c) of this Note.

(b) Commitment Advance. Subject to the terms and conditions of this Note, Lender agrees to make Commitment Advances to Borrower from time to time during the eight month period following the Closing until the entire Commitment is funded during such eight month period; provided, that the aggregate amount of Commitment Advances made hereunder shall not exceed the Commitment. This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently reborrowed under this Note.

(c) Procedure for Borrowing. Each Commitment Advance shall be made pursuant to a notice of Commitment Advance stating the amount of Commitment being advanced and the use of proceeds for the Commitment Advance which is executed by both Lender and Borrower.

(d) Making of Commitment Advance. Subject to the terms and conditions of this Note, provided that the notice of Commitment Advance is executed by Lender and Borrower, Lender shall make the amount of the requested Commitment Advance available to Borrower on the applicable funding date; provided, however, that Lender shall have no obligation to make the Commitment Advance unless each of the conditions precedent in Section 7 have been satisfied.

(e) Discretionary Advances. Lender hereby is authorized by Borrower to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower or the General Partner pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”), provided Lender has notified Borrower in writing of such Loan Expense and provided Borrower with invoices and other supporting documents and Borrower has failed to timely pay such Loan Expense or provide Lender with written objections thereto. Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note). The making by Lender of any Discretionary Advance shall not cure any Event of Default hereunder, unless Lender provides Borrower with a written waiver of such Event of Default.

4. Interest; Payments.

(a) Interest Rate. The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, accrued and compounded monthly, unless the Default Rate shall apply. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, accrued and compounded monthly, until all such delinquent amounts are paid or such breach or Event of Default is otherwise cured to the satisfaction of Lender or waived by Lender in writing.

(b) Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Note or any other Loan Document, (i) this Note shall never bear interest in excess of the Highest Lawful Rate, and (ii) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (i) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.

(c) Interest Payments; Interest Reserve Advances. Accrued Interest Payments shall be due and payable on the last day of each month (for interest accrued during that month) while this Note is outstanding. Notwithstanding the foregoing sentence and subject to the other provisions hereof, on each date that an Accrued Interest Payment becomes due and payable hereunder, Lender shall make an Interest Reserve Advance hereunder in the amount of such Accrued Interest Payment, which shall be applied to the Accrued Interest Payment then due and payable, until the Interest Reserve has been fully exhausted. Subject to the other provisions of this Note, each time Lender funds an Interest Reserve Advance hereunder, (i) Borrower’s requirement to make the Accrued Interest Payment for such month shall be satisfied, (ii) the amount of remaining Interest Reserve shall be reduced by the amount of such Interest Reserve Advance, and (ii) such Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding. The Interest Reserve Advances may be funded by Lender even if such funding causes the outstanding principal balance of this Note to exceed its face amount. Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default is cured to Lender’s satisfaction as evidenced in writing, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance that would cause the aggregate amount of Interest Reserve Advances made hereunder to exceed the remaining Interest Reserve.

(d) Payments. Subject to the other provisions of this Note:

(i) Accrued Interest Payments shall be due and payable as provided in Section 4(c) of this Note;

(ii) within five (5) business days following Borrower’s and/or the General Partner’s receipt of any distribution(s) from LEN-BUF LP, Borrower shall make a payment hereunder equal to the amount of such distribution(s), which payments shall be applied as provided in Section 5(a) hereof; and

(iii) except as set forth in clauses (i) and (ii) above and except upon any acceleration of this Note pursuant to its terms, the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, shall be due and payable on the Maturity Date.

5. Terms and Conditions of Payment.

(a) Application of Payments. Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(c) of the Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note. Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.

(b) General. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender. Borrower will make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier's check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Dallas, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

(c) Prepayment. Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.

6. Loan Deliveries. At or prior to the closing of the loan made pursuant to this Note, Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender:

(a) this Note and each other Loan Document, duly executed by Borrower and the General Partner, as applicable;

(b) The most recent consolidated financial statements of Borrower and the General Partner, in the form specified in Section 9(f) of this Note, and accompanied by the certification required by Section 9(f) of this Note;

(c) a certified copy of the formation documents and all amendments thereto, of Borrower and the General Partner and all other documents filed with the secretary of state of the state of organization of Borrower and the General Partner;

(d) a certificate of existence and good standing (as applicable) for Borrower and the General Partner, issued by the appropriate governmental authority;

(e) resolutions of Borrower and the General Partner authorizing Borrower’s and the General Partner’s execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;

(f) a copy of all partnership agreements, shareholders’ agreements, voting agreements, and voting trusts among the shareholders, partners, or owners of each partnership, limited liability company, or other entity, the equity interests of which are pledged to Lender under the Pledge Agreement;

(g) a certificate of Borrower’s and the General Partner’s general liability policies, and evidence of payment of the premium through at least one year;

(h) a certificate (the “Officer’s Certificate”) executed by an appropriate officer on behalf of Borrower and the General Partner certifying that (i) no Event of Default has occurred and is continuing under the Note, (ii) all representations and warranties made in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower and the General Partner have complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed;

(i) the Partnership Agreement and all amendments thereto as of the Effective Date, and written consents of the partners thereto, authorizing the transactions contemplated hereby and by the other Loan Documents including, without limitation, the Pledge Agreement;

(j) endorsements of the insurance policies covering the Properties naming Lender as an additional insured; and

(k) such other and further documents, agreements and certificates as are reasonably required by Lender.

7. Conditions Precedent to Commitment Advance. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund the Commitment Advance shall be conditioned upon the satisfaction of each of the following conditions, on and as of the funding date for the Commitment Advance:

(a) Borrower and the General Partner shall have executed and delivered to Lender, an Officer’s Certificate dated as of the funding date, and all matters certified in the Officer’s Certificate shall be true and correct in all respects;

(b) the requested Commitment Advance, if made, would not cause the aggregate amount of all outstanding Commitment Advances to exceed the Commitment; and

(c) there shall be no default by any partner under the Partnership Agreement, nor shall there be any claim, cause of action, demand or similar dispute among the partners to the Partnership Agreement.

8. Representations and Warranties. Each of Borrower and the General Partner jointly and severally represents and warrants to Lender that:

(a) Organization and Good Standing; Authorization. Each of Borrower and the General Partner (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business and to perform the transactions contemplated by this Note and the other Loan Documents. All necessary partnership, limited liability company, partnership, member, partner and other actions required to be taken on behalf of Borrower and the General Partner to approve this Note and the other Loan Documents and the transactions contemplated hereby and thereby, have been duly taken. Each of Borrower and the General Partner is in compliance in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where it owns or leases any properties or conducts any business, except for any such non-compliance that would not have a material adverse effect, individually or in the aggregate, on Borrower’s or the General partner’s financial condition or operations.

(b) Authority; Validity. Each of Borrower and the General Partner has the power, authority and legal right to execute, deliver and perform its obligations under this Note and the other Loan Documents. The execution and delivery by Borrower and the General Partner of the Note and the other Loan Documents, and the performance of their respective obligations thereunder, will not (i) violate the certificate of formation or partnership agreement or bylaws of Borrower and the General Partner, (ii) violate any law or result in a default under any contract, agreement, or instrument to which Borrower and the General Partner is a party or by which Borrower and the General Partner or any of their respective assets and properties are bound, or (iii) result in the creation or imposition of any security interest in, or lien or encumbrance upon any of their respective assets. The Loan Documents constitute the legal, valid and binding obligations of Borrower and the General Partner and are enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Litigation. There is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower and the General Partner or any of their respective assets or properties, whether or not covered by insurance, that could materially and adversely affect either the financial condition or business prospects or Borrower and the General Partner, if adversely determined.

(d) Indebtedness. Neither Borrower nor the General Partner has any material indebtedness of any nature, to the extent disclosed in the latest financial statements delivered to Lender or otherwise disclosed in writing to Lender and approved by Lender.

(e) Environmental Liability. To the best of Borrower’s and the General Partner’s knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to any Properties, except as may have been otherwise disclosed to Lender in a Phase I environmental report delivered to Lender. The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended, (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(f) Tax Liabilities. Each of Borrower and the General Partner has filed all federal, state, county, local, and foreign tax returns and reports required to have been filed by them (or has obtained valid extensions with respect to such returns and reports), including but not limited to such returns and reports with respect to income, payroll, property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Each of Borrower and the General Partner has paid in full all taxes that have become due as reflected on all such returns and reports (including any interest and penalties) and has established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to Borrower’s and the General Partner’s knowledge, threatened against Borrower or the General Partner or any of their respective properties or assets.

9. Covenants. Each of Borrower and the General Partner jointly and severally covenants and agrees with Lender that they will comply with each of the following covenants below:

(a) Payment; Performance. Borrower shall promptly pay all amounts due and owing to Lender under this Note. Borrower and the General Partner shall timely perform and comply with each agreement and covenant made under this Note and the other Loan Documents.

(b) Use of Proceeds. The proceeds of this Note shall be used solely for Borrower’s business purposes and in accordance with the applicable provisions of the Partnership Agreement. In no event shall the proceeds of this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c) Other Loans. Borrower and the General Partner shall not enter into any promissory note, loan documents, or other agreement for borrowed money without the prior written consent of Lender. Unless otherwise agreed by Lender in writing, any loan permitted by Lender shall contemplate that (i) the proceeds (or a portion thereof, in an amount agreed by Lender) from such loan shall be used to pay off the loan made pursuant to this Note, and (ii) if this Note will remain outstanding, the bank financial institution or other lender providing the financing (the “New Lender”) shall agree to provide Lender with written notice of any default or event of default occurring under the loan documents evidencing its loan, and the New Lender shall agree that upon any default by Borrower, Lender shall have the right, but not the obligation, to cure Borrower’s default thereunder and to purchase the loan and the loan documents from the New Lender.

(d) Termination of Existence. Nether Borrower nor the General Partner shall cause, or enter into any agreement to cause, the dissolution or termination of the existence of Borrower or the General Partner or the merger, consolidation, or reorganization of Borrower or the General Partner with or into any other entity, whether or not such person would be the surviving entity.

(e) Notice of Certain Events. Borrower and the General Partner shall promptly notify Lender in writing of the occurrence of any event or series of events of which any of them has actual knowledge causing, or that could be expected to cause or has caused (i) a material adverse effect on the operations or financial condition of Borrower or the General Partner, (ii) the occurrence of any Event of Default (without giving effect to any cure period applicable thereto), or (iii) any default by Borrower or the General Partner the acceleration of the maturity of any indebtedness owed by Borrower or the General Partner under any indenture, mortgage, agreement, promissory note, contract or other instrument to which Borrower or the General Partner is a party or by which any material asset or property of Borrower or the General Partner is bound. In addition, each of Borrower and the General Partner agrees to notify Lender in writing at least twenty (20) business days prior to the date that it changes its name, address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.

(f) Financial Statements. Borrower and the General Partner shall deliver to Lender, the following financial statements: (i) within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower and the General Partner, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto; and (ii) within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower and the General Partner, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto. All financial statements provided to Lender shall be certified as to accuracy and completeness by appropriate officers.

(g) Taxes. Borrower and the General Partner shall pay all federal, state and local taxes levied against them and their respective properties and assets as they become due and payable and before the same become delinquent. Borrower and the General Partner shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) Borrower and the General Partner have notified Lender of their intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with GAAP. Borrower and the General Partner shall furnish to Lender evidence that all such taxes are paid at least five (5) days prior to the last date for payment of such taxes.

(h) Assets. Neither Borrower nor the General Partner shall pledge, encumber, sell, assign, transfer, convey, or grant a security interest against any of their respective properties or assets, except as set forth in the Partnership Agreement or as otherwise approved by Lender’s prior written consent.

(i) Indebtedness. Neither Borrower nor the General Partner shall incur any indebtedness for borrowed money, other than as otherwise approved by Lender’s prior written consent.

(j) Distributions; Dividends. At any time when any amounts are due to Lender hereunder, Borrower shall not declare, pay, make, or authorize any distributions, whether in cash or in property, to its partners, and the General Partner shall not declare or pay any dividends to its shareholders, without Lender’s prior written consent.

(k) LEN-BUF LP Documents. Borrower and the General Partner shall furnish to Lender promptly upon receipt, all documents that they receive in their capacity as partners of LEN-BUF LP, including without limitation, all of the following:

(i) all financial statements, pro formas, projections, budgets, capital expenditure and expense reports, and other financial information, and all information related to the operations of LEN-BUF LP;

(ii) minutes of the meetings of the general partners of LEN-BUF LP, and all written consents of the general partners of LEN-BUF LP;

(iii) all loan documents evidencing indebtedness for borrowed money of LEN-BUF LP, and all amendments thereto;

(iv) the title commitment for each Property, the title exception documents and, upon issuance, the title policy for each Property;

(v) for each Property, all due diligence documents related to such Property, including, without limitation, a Phase I Environmental Report, survey,

plat, appraisal, and engineering due diligence report, land use, zoning, subdivision, grading, municipal district, environmental, and other governmental permits, approvals, authorizations and maps necessary to develop such Property in compliance with applicable Governmental Regulations;

(vi) certificates of general liability and hazard insurance for LEN-BUF LP and builder’s liability insurance covering each Property;

(vii) for each Property, all project updates, development reports, sales reports, budgets, pro formas, and similar information; and

(viii) copies of all records of disbursements made from LEN-BUF LP to Borrower and/or the General Partner including, without limitation, copies of checks or wire transfer confirmations.

(l) Audit. Borrower and the General Partner shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s and the General Partner’s expense, to (i) audit all books and records related to Borrower and the General Partner and their respective properties and assets, and (ii) visit and inspect any of their respective offices and assets and properties and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain. Each of Borrower and the General Partner agrees to cooperate fully in connection with such audits and inspections.

(m) Assignments. Borrower shall not assign, transfer or convey, any partnership interest, capital stock, or other equity interest in any partnership, corporation, limited liability company, or other entity, the equity interests of which are pledged under the Pledge Agreement.

(n) Insurance. Borrower and the General Partner shall, at all times, maintain or cause to be maintained, hazard insurance on the Properties with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses. Each such hazard insurance policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein. Borrower shall obtain or cause to be obtained, an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to lender, and evidence of payment of the premium for each such policy.

(o) Operation of Business. Borrower and the General Partner shall operate their businesses in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Each of Borrower and the General Partner shall maintain their existence and good standing in each state where they operate or do any business. Each of Borrower and the General Partner shall obtain all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental or quasi-governmental agency, authority or body which are required by applicable federal, state or local laws, regulations and ordinances.

(p) Additional Pledge. Borrower and the General Partner agree that they shall use their best efforts to obtain, no later than thirty (30) days after the Effective Date, all third party consents required for the General Partner to pledge its general partnership interest in LEN-BUF LP to Lender as security for the prompt payment and performance of Borrower’s obligations under this Note. Upon obtaining such third party consents, the General Partner shall enter into, execute and deliver to Lender, a pledge agreement in the same form as the Pledge Agreement, pursuant to which the General Partner shall pledge its general partnership interest in LEN-BUF LP to Lender, accompanied by resolutions of the General Partner authorizing the pledge agreement and the transactions contemplated thereby, an assignment of the partnership interest executed in blank, and such other certificates, documents and agreements as may be reasonably requested by Lender in connection therewith. If Borrower and the General Partner are unable to obtain the required third party consents for any reason, then the General Partner agrees that it shall (i) shall consult with Lender prior to taking or consenting to any material action, or making any material decision in its capacity as a general partner of LEN-BUF LP with respect to LEN-BUF LP, and (ii) agree to permit a representative of Lender to attend, as an observer, all meetings of the general partners of LEN-BUF LP and use its best efforts to obtain the consent of Lennar Texas Holding Company, a Texas corporation (or any substitute general partner) to such attendance.

10. Default.

(a) For purposes of this Note, the following events shall constitute an “Event of Default”:

(i) except for Accrued Interest Payments due during any period when Accrued Interest Payments are required to be made by Lender pursuant to Section 4(c), the failure of Borrower to make any payment required by this Note in full on or before the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date and such failure continues for a period of ten (10) days thereafter; or

(ii) any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower and the General Partner contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii) Borrower and the General Partner shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 10(a) as an Event of Default, and the same remains unremedied for thirty (30) days after written notice of such failure is given by Lender to Borrower; or

(iv) any “event of default” or “default” occurs under any Loan Document other than this Note and the same remains unremedied for thirty (30) days after written notice is given by Lender to Borrower and the General Partner, as applicable; or

(v) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower and the General Partner in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower and the General Partner for any substantial part of their property, or ordering the winding up or liquidation of such person’s affairs; or

(vi) the commencement by Borrower and the General Partner of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower and the General Partner for any substantial part of its property, or the making by Borrower or the General Partner of any assignment for the benefit of creditors, or the admission by Borrower and the General Partner in writing of such entity’s inability to pay its debts generally as they become due; or

(vii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of Borrower’s, the General Partner’s assets or of any part of any property in a proceeding brought against or initiated by Borrower, the General Partner; or

(viii) if Borrower and the General Partner is liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower and the General Partner; or

(ix) except as otherwise permitted herein, Borrower assigns, transfers, or conveys any partnership interest, capital stock, or other equity interest in any partnership, corporation, limited liability company, or other entity, the equity interests of which are pledged under the Pledge Agreement without the prior written consent of Lender; or

(x) any “default” or “event of default” not cured within the grace period, if any, for such default or event of default, shall occur under (A) any credit agreement, loan agreement, promissory note, or other document evidencing indebtedness for borrowed money incurred by Borrower and the General Partner, or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing security or collateral for indebtedness, executed by Borrower and the General Partner, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower and the General Partner is a party, if Lender or any of its affiliates is also a party to such agreement (the terms “default” and “event of default” having the meaning given to such terms in any of the agreements described above).

(b) Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and the General Partner. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and the General Partner and any and all sureties, guarantors and endorsers of this Note, (ii) exercise its rights under any of the Loan Documents, and (iii) exercise all other rights and remedies available to Lender under this Note and the other Loan Documents and at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code. No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c) If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and the General Partner and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

11. Usury Laws.  It is the intention of the parties to this Note to comply with all applicable laws, including, without limitation, usury laws. In furtherance thereof, Borrower and the General Partner and Lender stipulate and agree that none of the terms and provisions contained in this Note or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time. Neither

Borrower nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of Borrower’s obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 11 shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (a) the maturity of this Note is accelerated for any reason, (b) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of the Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors of this Note) shall to the greatest extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

12. Indemnity; Release. Each of Borrower and the General Partner, jointly and severally, agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about any Property or any part thereof or any real properties owned, managed or operated by Borrower and the General Partner.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Borrower and the General Partner) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and affiliate of such person.

13. Mutual Understanding. Each of Borrower and the General Partner represents and warrants to Lender that it and its principals have read and fully understands the terms and provisions hereof, has had an opportunity to review this Note with legal counsel and has executed this Note based on its own judgment and advice of counsel. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower, the General Partner and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Note.

14. Further Assurances. Each of Borrower and the General Partner, at their own expense, will promptly execute and deliver to Lender on Lender’s request, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, in compliance with or accomplishment of their agreements and covenants under this Note and the other Loan Documents.

15. Cumulative Remedies. Borrower and the General Partner hereby agrees that all rights and remedies that Lender is afforded by reason of this Note are separate and cumulative with respect to Borrower and the General Partner and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

16. Notice. All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower or the General Partner, at 1710 West 6th Street, Austin, Texas 78703, Facsimile No. (512) 732-2826 or, with respect to Lender, to Lender at 1812 Cindy Lane, Suite 200, Bedford, Texas 76021, Facsimile No. (817) 835-0383 or with respect to any party, to such other address as a party may have delivered to the other parties for purposes of notice. Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon confirmation of facsimile transfer, (c) if delivered personally by hand, upon written confirmation of delivery from the person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written confirmation of delivery from such service.

17. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

18. CHOICE OF LAW; JURISDICTION; VENUE. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND EACH OF BORROWER AND THE GENERAL PARTNER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

19. Counterparts. This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

20. Severability. If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

21. Amendments; Waivers. No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

22. Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower and the General Partner and their respective administrators, other legal representatives, successors, heirs and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower and the General Partner, and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower nor the General Partner shall be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender to an affiliate of Lender without the consent of Borrower or the General Partner. Assignments or transfers by Lender to parties other than affiliates of Lender shall require the prior written consent of Borrower. Should the status, composition, structure or name of Borrower and the General Partner change, this Note and the other Loan Documents shall continue and also cover such entity under the new status composition, structure or name according to the terms of this Note and the other Loan Documents.

23. Captions. The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

24. Number of Gender of Words. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

25. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND THE GENERAL PARTNER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO

HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

26. ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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This Note has been executed on the ___ day of ________________, 2006, effective for all purposes as of the Effective Date.

BORROWER:

BUFFINGTON HIDDEN LAKES, LTD., a Texas limited partnership By: Buffington Hidden Lakes GP, Inc., Its: General Partner

By:	/s/ Patrick Starley
Patrick Starley
Vice President

LENDER:

UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership By: UMTH Land Development, L.P. Its: General Partner By: UMT Services, Inc.

By:	/s/ Jeff Shirley
Jeff Shirley
Executive Vice President

AGREED AND ACKNOWLEDGED BY:

THE GENERAL PARTNER

Buffington Hidden Lakes GP, Inc., acting in its own capacity, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to the General Partner (as such term is defined in the Note), and (ii) makes the representations, warranties, covenants and agreements in the Note which are, by their terms, applicable to General Partner.

BUFFINGTON HIDDEN LAKES GP, INC., a Texas corporation

Date:	By:	/s/ Patrick Starley
Patrick Starley
Vice President